Exhibit 10.1

                                APTARGROUP, INC.
                         2008 DIRECTOR STOCK OPTION PLAN

     1. Purpose of Plan. The purpose of this Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by:

     (a) providing an incentive for all Eligible Directors to maximize the long-term value of the Company's Common Stock and otherwise act in the best interest of the Company's stockholders;

     (b) providing Eligible Directors with the opportunity to acquire a greater stake in the future of the Company and its Affiliates through stock ownership; and

     (c) attracting and retaining highly qualified directors who will contribute in exceptional ways to the long-term financial success of the Company and its Affiliates.

     2. Definitions. The following words and phrases have the respective meanings indicated below unless a different meaning is plainly implied by the context.

     (a) "Affiliate" means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

     (b) "Board of Directors" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

     (e) "Common Stock" means Common Stock, par value $.01 per share, of the Company.

     (f) "Company" means AptarGroup, Inc., a Delaware corporation, and its successors.

     (g) "Eligible Director" means any member of the Board of Directors who is not an employee of the Company or any of its Affiliates.

     (h) "Market Value" on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

     (i) "option" means a right awarded to a participant pursuant to the Plan to purchase a designated number of shares of Common Stock at a stated price for a stated period of time. Options are not intended to qualify as incentive stock options under Code Section 422.

     (j) "option agreement" means an agreement between the Company and an Eligible Director relating to an option.

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     (k) "participant" means an Eligible Director who has been awarded an option.

     (l) "Plan" means the plan set forth in this 2008 Director Stock Option Plan, as it may be amended from time to time.

     (m) "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

     (n) "whole Board of Directors" means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

     3. Administration of Plan.

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors or, if directors constituting not less than seventy percent (70%) of the whole Board of Directors so determine, by another committee consisting of not less than two (2) members of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

     (b) The Committee shall have full authority and discretion to adopt rules and regulations and prescribe or approve the forms to carry out the purposes and provisions of the Plan. The Committee's interpretation and construction of any provision of the Plan or any option shall be final, binding and conclusive. Notwithstanding the foregoing, except for any adjustment pursuant to Section 6(b), the Committee shall not have authority to reprice any option granted hereunder.

     4. Shares Subject to Plan. Subject to adjustment as provided in Section 6(b), 500,000 shares of Common Stock shall be available for grants of options under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

     5. Awards. The Committee may grant options to Eligible Directors in accordance with this Section 5 and the other provisions of the Plan.

     (a) The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of grant, but in no event shall the option price be less than the par value per share.

     (b) Each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no option shall be exercised later than 10 years after its date of grant.

     (c) An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

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     6. Miscellaneous Provisions

     (a) Nontransferability of Options. No option shall be transferable other than (a) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (b) as otherwise permitted as set forth in the agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the participant's lifetime only by the participant or the participant's legal representative or similar person. Except as permitted by the second preceding sentence, no option shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such option and all rights thereunder shall immediately become null and void.

     (b) Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number of securities subject to each option to be granted to Non-Employee Directors shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an option under the Plan, the Company shall pay the participant, in connection with the first exercise of the option in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the exercise date over (b) the exercise price of the option.

     (c) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

     (d) Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

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     (e) Amendment. The Board of Directors, through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors, may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

     7. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding options shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board of Directors through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors. Termination of the Plan shall not affect the terms or conditions of any option granted prior to termination.

As adopted by the Board of Directors on January 17, 2008.

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